                                                                    Exhibit 99.1

                             SUMMARY OF OPERATIONS
                             ---------------------

                            Period Ended:  2/28/98
Debtor:  Fretter, Inc.                                        Case No:  96-15177

                     Schedule of Postpetition Taxes Payable
                     --------------------------------------

                               Beginning  Accrued/  Payments/   Ending
                                Balance   Withheld  Deposits   Balance
                               ---------  --------  ---------  -------
Income Taxes Withheld:
Federal:                               0     3,049      3,049        0
State:                             2,966       795      2,966      795
Local:

FICA Withheld:                         0     1,430      1,430        0

Employers FICA:                        0     1,430      1,430        0

Unemployment Tax:
Federal:                             183        76                 259
State:                             1,983       709               2,692

Sales, Use & Excise Taxes              0                             0

Property Taxes                    77,804     3,578              81,382

Workers' Compensation

Other:
                                  ------    ------      -----   ------

TOTALS                            82,936    11,067      8,875   85,128
                                  ======    ======      =====   ======

                          AGING OF ACCOUNTS RECEIVABLE
                       AND POSTPETITION ACCOUNTS PAYABLE

Age in Days                       0-30       30-60      Over 60

PostPetition
Accounts Payable                                           87,316
                                ------      -------    ----------

Accounts Receivable                                    41,940,935
                                ------      -------    ----------

For all postpetition accounts payable over 30 days old, please attach a sheet listing each such account, to whom the account is owed, the date the account was opened, and the reason for non payment of the account.

Describe events or factors occurring during this reporting period materially affecting operations and formulation of a plan of Reorganization.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

POST-PETITION PAYABLES OVER 30 DAYS
2/28/98

CITY OF DEARBORN             16,866   TO BE PAID OUT OF CLOSING PROCEEDS
CITY OF STERLING HEIGHTS     19,070   TO BE PAID OUT OF CLOSING PROCEEDS
POST-PETITION SERVICE
  CONTRACT REPAIR CLAIM      51,380   PAYMENT TIMING WILL BE PART OF FINAL PLAN
                             ------
                             87,316
                             ======